                                                                    EXHIBIT 3.04

THE MEMBERSHIP INTEREST REPRESENTED BY THIS DOCUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF DELAWARE OR ANY OTHER JURISDICTION. THE MEMBERSHIP INTEREST MAY NOT BE SOLD, PLEDGED, GIVEN, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE SECURITIES LAWS UNLESS APPROPRIATE EXEMPTIONS FROM SUCH REGISTRATIONS ARE AVAILABLE AS EVIDENCED EITHER BY THE DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE MANAGER OR SUBMISSION TO THE MANAGER OF OTHER EVIDENCE SATISFACTORY TO THE MANAGER.





                             OPERATING AGREEMENT OF

                          SALEM RADIO OPERATIONS, LLC,

                      A DELAWARE LIMITED LIABILITY COMPANY

            THIS OPERATING AGREEMENT OF SALEM RADIO OPERATIONS, LLC, a Delaware limited liability company ("Agreement"), is entered into effective as of March 9, 2001, by SALEM MEDIA CORPORATION, a New York corporation (the "Member" and the "Manager"). SALEM RADIO OPERATIONS, LLC is referred to as the "Company". The Member hereby agrees as follows:


                                    ARTICLE 1

                            ORGANIZATION AND PURPOSE


            1.1 Formation. The Company has been formed as a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C.Section 18-101 et seq. (as from time to time amended including any successor statute of similar import, the "Act"), subject to the terms contained in this Agreement. The Company shall be managed by a single Manager. The initial Manager of the Company shall be SALEM MEDIA CORPORATION, a New York corporation.

            1.2 Name. The name of the Company is "SALEM RADIO OPERATIONS, LLC" and all business of the Company will be conducted under the name of the Company.

            1.3 Purpose. The business of the Company is to (a) acquire, own, hold for investment, operate, finance, refinance, manage and/or sell ownership interests in other business entities and (b) to engage in any other legal activity which a limited liability company is permitted to do pursuant to the Act, all as the Manager shall reasonably determine.

            1.4 Registered Office and Registered Agent. The Company's initial office shall be at 4880 Santa Rosa Road, Suite 300, Camarillo, CA 93012. The Company's registered agent in Delaware shall be National Registered Agents, Inc. and its registered office in Delaware shall be 9 East Loockerman Street, City of Dover, County of Kent, State of Delaware. The registered office and agent of the Company in Delaware may be changed from time to time by the Manager by filing the address of the new registered office and/or the name of the new agent with the Delaware Secretary of State pursuant to the laws of that state.

            1.5 Addresses. The addresses of the Member and the Manager are set forth on the signature page of this Agreement.

            1.6 Term. The Company's term shall commence upon the filing with the Delaware Secretary of State of a "Certificate of Formation" and will terminate on December 31, 2050, subject to earlier termination upon an event of termination otherwise provided by this Agreement or by law.

            1.7 Documents. The Manager will execute and file the documents necessary to comply with the requirements of the Act and the other laws of Delaware for the formation, continuation and operation of limited liability companies. The Manager will further execute and file the documents necessary to qualify the Company to do business in any other jurisdictions in which the Company shall do business. The Manager will cause the Company to comply with applicable laws.


                                    ARTICLE 2

                                     CAPITAL


            2.1 Capital Contribution. Concurrently with the execution of this Agreement, the Member shall contribute cash in the amount of $3,236,000 to the capital of the Company. The Member shall not be obligated to contribute any additional capital to the Company.


            2.2 Liability. Except as otherwise provided in this Agreement, the parties are not obligated to make any advances or contributions of capital to the Company. Except as otherwise provided in this Agreement or as required by law, the parties will not be liable for any of the debts of the Company.

            2.3 No Interest on Capital. No interest will be paid to the Member on its capital contribution.

            2.4 Return of Capital. Except as otherwise provided in this Agreement, no time has been agreed upon for the contribution of the Member to be returned to it.

            2.5 Loans from Member. The Member may advance funds to the Company in its sole, absolute and arbitrary discretion. Any such advances will be evidenced by the Company's note payable to the Member.


                                    ARTICLE 3

                        PROFITS, LOSSES AND DISTRIBUTIONS


            3.1 Allocation of Profits. All profits of the Company shall be allocated 100% to the Member.

            3.2 Allocation of Losses. All losses of the Company shall be allocated 100% to the Member.

            3.3 Distributions. All cash distributions by the Company shall be distributed 100% to the Member.

            3.4 Time of Distributions. Distributions shall be made to the Member as soon as possible after the Manager's determination of the availability of cash for such purposes, which determination shall be within the reasonable discretion of the Manager.


                                    ARTICLE 4

                       REIMBURSEMENT OF MANAGER'S EXPENSES

                         AND INDEMNIFICATION OF MANAGER


            The Company will reimburse the Manager for all ordinary and necessary operating expenses incurred by the Manager in carrying on the Company's business. The Manager shall not be liable to the Company for any act or omission suffered or taken by the Manager in good faith, and the Manager shall be fully protected and indemnified by the Company against all liabilities and losses suffered by virtue of the Manager's status as the Manager (including amounts paid in respect of judgments, fines or in settlement of litigation and expenses reasonably incurred by the Company or the Manager in connection with any pending or threatened litigation or proceeding) with respect to any action or omission suffered or taken, including but not limited to any action taken by the Manager in the formation and operation of the Company or in the financing, refinancing, improvement, operation and sale of any assets of the Company, provided that the acts or omissions of the Manager do not constitute gross negligence, fraud or a criminal act by the Manager.


                                    ARTICLE 5

                        RIGHTS AND OBLIGATIONS OF MANAGER


            5.1 Manager to Manage Business. The business and affairs of the Company shall be managed by one Manager. The Manager shall be SALEM MEDIA CORPORATION, a New York corporation, who shall serve as the sole Manager. The Manager shall direct, manage and control the business of the Company to the best of its ability and shall devote such time and attention to the conduct of the business of the Company as is necessary to carry out the purposes and business of the Company.

            5.2 Powers of the Manager. Except as otherwise provided in this Agreement, the Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the

Company's business, including, but not limited to the power:

                5.2.1 To encumber all or less than all Company assets or rights;

                5.2.2 To make all decisions concerning the operational aspects of the Company;

                5.2.3 To execute and deliver all leases, contracts, deeds and other instrumentation and documentation in connection with the operations or business of the Company;

                5.2.4 To borrow money on behalf of the Company and to execute and deliver in the name of the Company notes evidencing such borrowings and mortgages, deeds of trust and any other security instruments securing such borrowings;

                5.2.5 To pay from Company assets all expenses of organizing and conducting the business of the Company, including without limitation, legal and accounting fees and costs;

                5.2.6 To execute any and all other instruments and take any and all other action necessary or desirable to carry out the purposes and business of the Company;

                5.2.7 To sell, transfer, convey and/or exchange all or any portion of the property or assets of the Company; and

                5.2.8 To do any other lawful act or thing in furtherance of the Company's business.

            5.3 Right to Rely on the Manager. The Manager shall have the absolute authority to bind the Company by its signature alone and anyone dealing with the Company shall have the right to rely on such authority. Except as otherwise expressly authorized by this Agreement or by the Manager, no Member (other than a Member then acting as the Manager), attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose. Any person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by the Manager as to: the identity of the Manager or any Member; the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the Manager or which are in any other manner germane to the affairs of the Company; the persons and/or entities who are authorized to execute and deliver any instrument or document of the Company; or any act or failure to act by the Company or any other matter whatsoever involving the Company or the Member.

            5.4 Affiliates. The Manager may, in the Manager's absolute discretion, employ an Affiliate in any capacity on a basis comparable to that which could be arranged with unaffiliated third parties for comparable service. Any Affiliate employed by the Company shall have the absolute right (but not the obligation) to contract with independent third parties in connection with the performance of the foregoing service. For purposes of this Agreement, an "Affiliate" shall include any and all firms and entities, including, without limitation, corporations, partnerships, joint ventures, trusts, limited liability companies and associations, which are directly or indirectly owned or controlled, in whole or in part, by any Member or Manager and/or any of such entities or any combination of any such persons or entities.

            5.5 Officers. The Manager may appoint and/or remove officers of the company from time to time in its sole and absolute discretion. Each officer shall have the title and authority designated by the Manager.


                                    ARTICLE 6

                           DISSOLUTION AND LIQUIDATION


            6.1 Events of Termination: The Company shall, unless otherwise provided, terminate and dissolve on the happening of any of the following events:

                6.1.1 Expiration. When the period fixed for the duration of the Company shall expire pursuant to Paragraph 1.6 (entitled "Term");

                6.1.2 Statutory Dissolution. The happening of any event as required by Section 18-801 of the Act, unless the business of the Company is continued by the consent of any remaining Member within 90 days after the happening of that event and the business of the Company is continued; or

                6.1.3 Disposition of Assets. The sale of all or substantially all of the Company's assets.

            6.2 Winding Up Affairs and Liquidations. Upon the termination and dissolution of the Company, the Manager or the persons required or permitted by law to carry out the winding up of the affairs of the Company ("Liquidator") will promptly notify the Member of such dissolution; shall proceed to the liquidation of the assets of the Company by converting such assets to cash insofar as deemed practicable by the Manager or the Liquidator; will wind up the affairs of the Company; and, after paying or providing for the payment of all liabilities and obligations of the Company, will distribute the proceeds of liquidation and other assets of the Company as provided by law and the terms of this Agreement. Upon the dissolution of the Company as the result of the occurrence of an event described in Paragraph 6.1 (entitled "Events of Termination"), the Manager or Liquidator shall cause to be filed in the office of, and on a form prescribed by, the Delaware Secretary of State, a Certificate of Dissolution. Upon the completion of the winding up of the affairs of the Company, the Manager or Liquidator shall cause to be filed in the office of, and on a from prescribed by, the Delaware Secretary of State, a Certificate of Cancellation of Certificate of Formation.

            6.3 Continuation of Business for Purpose of Winding Up Affairs. Upon the filing with the Delaware Secretary of State of a Certificate of Dissolution, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business..

            6.4 Distributions on Dissolution. The proceeds of liquidation and other assets of the Company shall be applied and distributed in the following order of priority:

                6.4.1 Debts. To the payment of debts and liabilities of the Company (other than (a) any loans and advances that may have been made by the Member, or amounts owing to the Member, and (b) secured obligations that will be assumed or otherwise transferred to third parties on the liquidation of the Company) and the expenses of liquidation;

                6.4.2 Reserves. To the setting up of any reserves that the Manager or Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company, which reserves shall be paid over to an escrow holder designated by the Manager or Liquidator to be held for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies, and, at the expiration of such period, as the Manager or the Liquidator shall deem advisable, to distribute the balance thereafter remaining in the manner hereinafter provided;

                6.4.3 Member Loans. To the payment of any loans or advances that may have been made by the Member; and

                6.4.4 Members. Any balance then remaining will be distributed 100% to the Member.

            6.5 Assets Other Than Cash. Assets of the Company may be distributed in kind on the basis of the then fair market value of such assets as determined by the Manager.

                                    ARTICLE 7

                                 FISCAL MATTERS


            7.1 Books and Journals. The Company will maintain full and accurate books of the Company at the offices of the Company, showing all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Company's business and affairs or required by the Act. Each Member and such Member's duly authorized representatives shall, during normal business hours, have access to and may inspect and copy any of such books and records. Furthermore, upon the request of any Member, copies of any portion of such books and records shall be delivered to such Member at such Member's sole cost and expense.

            7.2 Accountants. The accountants shall be such firm of certified public accountants as may be selected by the Manager.

            7.3 Bank Accounts. All funds of the Company will be deposited in its name and in such bank accounts as the Manager shall reasonably determine.

            7.4 Accounting Decisions. All decisions as to accounting matters, except as specifically provided to the contrary in this Agreement, will be made by the Company's accountants subject to the approval of the Manager.

                                    ARTICLE 8

                            MISCELLANEOUS PROVISIONS


            8.1 Notices. Any notice required under this Agreement shall be given in writing (at the address set forth on the signature page for any Member and at the Company's registered office for the Company) by any of the following means:
(a) personal service; (b) electronic communicating by telegram, telecopying or fax transmission; (c) overnight courier; or (d) registered or certified, first class mail, return receipt requested. Such addresses may be changed by notice given in the same manner as above provided. Any notice sent pursuant to either
(a) or (b), above, shall be deemed received upon such personal service or upon confirmation of receipt by electronic means (unless confirmation occurs after 4:00 P.M. on the day sent or the day sent is not a business day, in either of which events confirmation shall be deemed to occur on the next following business day). Any notice sent pursuant to (c), above, shall be deemed received on the next business day following deposit with the overnight courier, and any notice sent pursuant to (d), above, shall be deemed received two (2) business days following deposit in the mail.

            8.2 Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware.

            8.3 Severability. In case any one or more of the provisions contained in this Agreement or any application of the provisions shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or the remaining applications will not in any way be affected or impaired.

            8.4 Captions. The captions and headings in this Agreement are for convenience only and will not be considered in interpreting any provision of this Agreement.

            8.5 Gender and Number. Whenever required by the context, the singular will be deemed to include the plural, and the plural will be deemed to include the singular, and the masculine, feminine and neuter genders will each be deemed to include the other.

            8.6 Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ADDRESS                                     MANAGER AND MEMBER


4880 Santa Rosa Road                        SALEM MEDIA CORPORATION,
Suite 300                                   a New York corporation
Camarillo, CA 93012

                                            By: /s/ Jonathan L. Block
                                               ----------------------
                                               Jonathan L. Block, Vice President




                                      -9-